EXHIBIT 10.1

                        AMENDMENT 2000-1

                      BECKMAN COULTER, INC.
                          SAVINGS PLAN


          WHEREAS, Beckman Coulter, Inc. (the "Company"), a
Delaware corporation,  maintains the Beckman Coulter, Inc.
Savings Plan (the "Plan"); and

          WHEREAS, the Company now desires to amend the Plan to limit the Retirement Plus provisions to Coulter Employees (as defined below) hired before May 1, 2000, to change the crediting of Retirement Plus contributions from a quarterly basis to an annual basis, to expand the group of participants for whom the age-based contributions are made, and to allow certain rollover contributions of distributions from the Beckman Coulter, Inc. Pension Plan; and

          WHEREAS, the Company has the right to amend the Plan;

          NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of adoption of this Amendment 2000-1, except as otherwise indicated below:

     1. Section 3.6(a) is amended by adding the following to the end of the section:

     "An individual who was a Covered Employee as of July 1, 2000 or thereafter, who receives a lump sum distribution from the Beckman Coulter, Inc. Pension Plan on or after July 1, 2000, and who otherwise has an Account in this Plan, shall be permitted to rollover such lump sum distribution to this Plan (provided the other requirements of this Section are satisfied)."

     2. Effective April 30, 2000, Section 1 of Appendix F is amended to provide as follows:

     "Each Covered Employee who as of October 31, 1997 was classified by the Company as an employee rendering services to Coulter Corporation is subject to the provisions of this Appendix F (a 'Coulter Employee').

     However, any Coulter Employee who has a Reemployment Commencement Date on or after May 1, 2000 shall be classified as a Beckman Employee as of the Reemployment Commencement Date. With respect to individuals not employed by the Company as of October 31, 1997 but who later become Covered Employees, the following rules shall apply: (1) If (a) such Covered Employee had no prior service with Beckman Instruments, Inc. or Coulter Corporation, (b) the Covered Employee's first Hour of Service is performed at a facility, location or operation determined by the Company to be primarily related to the portion of the Company's business acquired through the acquisition of Coulter Corporation, and (c) the Covered Employee's first Hour of Service is performed on or before April 30, 2000, that person shall be a 'Coulter Employee' for purposes of this Appendix F. (2) If such a Covered Employee's first Hour of Service is after October 31, 1997 but before May 1, 2000, and he has prior service with either Coulter Corporation or Beckman Instruments, Inc., then he shall be classified as a 'Coulter Employee' upon rehire if he was most recently employed by Coulter Corporation (rather than Beckman Instruments, Inc.) prior to October 31, 1997.

     Otherwise, upon rehire by the Company he shall be classified as a 'Beckman Employee.' (3) If a Covered
     Employee's first Hour of Service is on or after May 1, 2000, then he shall be classified as a 'Beckman
     Employee.'

               The initial classification of an Employee as a 'Coulter Employee'or 'Beckman Employee' shall continue notwithstanding any change to the Employee's facility, location or operation, but a Coulter Employee who has a Reemployment Commencement Date on or after May 1, 2000 shall be classified as a Beckman Employee as of the Reemployment Commencement Date."

     3. Effective July 1, 2000, Section 7 of Appendix F is amended to read as follows:

               "The Committee shall maintain a 'Retirement
          Plus Contributions Account' under the Plan for each Coulter Employee.

               "Contributions Effective Before July 1, 2000.

               --------------------------------------------

          Commencing September 1, 1998 and ending June 30, 2000, on account of each calendar quarter (ending March 31, June 30, September 30, and December 31), the Company shall make a 'Retirement Plus Contribution' to the Retirement Plus Contributions Account of each Coulter Employee who, as of the last working day of that quarter (i) is a Covered Employee and (ii) has completed a twelve month Period of Service with the Company or a Related Company. Such contribution shall be equal to 3% of that Employee's Plan Compensation for that quarter. Such contribution shall be made as soon as administratively feasible following the end of the quarter.

                    "In addition, for each Coulter employee
          who was (1) hired on or before November 1, 1995,
          (2) was employed by Coulter Corporation on March 31, 1996, and (3) was a participant in the Coulter Corporation Pension Plan on March 31, 1996, the Company shall make the quarterly contribution shown in the following table to the Retirement Plus Contributions Account of each such Coulter Employee who is a Covered Employee on the last working day of each quarter through the quarter ending June 30, 2000. Such quarterly contributions shall be based on the Participant's Plan Compensation plus Excess Compensation for that calendar quarter and based on the Participant's age on the last day of the calendar quarter for which the contribution is made; however, such contribution shall be reduced by the amount of the 3% contribution made pursuant to the first paragraph of this Section 6. Such contribution shall be made as soon as administratively feasible following the end of the quarter. For purposes of this paragraph, 'Excess Compensation' shall mean Plan Compensation which exceeds the Social Security wage base for FICA purposes in effect at the beginning of the Plan Year.

                              Plan                   Excess
          Participant's Age   Compensation    +      Compensation
          -----------------   ------------           -----------
            40-44                3.0%                   1.0%
            45-49                4.5%                   2.0%
            50-54                6.0%                   2.5%
            55-59                7.0%                   3.0%
            60 & Older           9.0%                   4.0%



               "Contributions Effective After July 1, 2000

               -------------------------------------------

          Commencing July 1, 2000, on account of each calendar quarter (ending September 30, and December 31) until December 31, 2000, the Company shall make a 'Retirement Plus Contribution' to the Retirement Plus Contributions Account of each Coulter Employee who, as of the last working day of that quarter (i) is a Covered Employee and (ii) has completed a twelve month Period of Service with the Company or a Related Company. Such contribution shall be equal to the contribution shown in the following table, based on the Participant's Plan Compensation plus Excess Compensation for that calendar quarter and based on the Participant's age on the last day of the calendar quarter for which the contribution is made. Such contribution shall be made as soon as administratively feasible following the end of the quarter. For purposes of this paragraph, 'Excess Compensation' shall mean Plan Compensation which exceeds the Social Security wage base for FICA purposes in effect at the beginning of the Plan Year.

                              Plan                  Excess
          Participant's Age   Compensation   +      Compensation
          -----------------   ------------          ----------
          Less than 40             3.0%                none
            40-44                  3.0%                1.0%
            45-49                  4.5%                2.0%
            50-54                  6.0%                2.5%
            55-59                  7.0%                3.0%
          60 & Older               9.0%                4.0%



               Commencing January 1, 2001, and each year thereafter, the contributions according to the above schedule shall be made on account of each Plan Year, rather than on account of each calendar quarter. Such contributions shall be based upon each Participant's Plan Compensation and Excess Compensation for the Plan Year, and each Participant's age as of the last day of the Plan Such contribution shall be made as soon as administratively feasible following the end of the Plan Year. Such contribution shall be made on behalf of each Coulter Employee who (i) is a Covered Employee as of the last working day of the Plan Year, or (ii) has terminated employment during the Plan Year due to lay off (as determined by the Company), death, retirement or Disability. The contribution referred to in (ii) above shall be based upon Plan Compensation while a Covered Employee for the Plan Year. As referred to in
          (ii) above, "retirement" "means that the former Covered Employee has either (x) completed at least five Years of Service, and the former Covered Employee's number of Years of Service, when added to such person's age at his or her most recent birthday prior to termination of employment, equals at least sixty-five (65), or (y) such former Covered Employee is age 65 or older at his or her most recent birthday prior to termination of employment and has completed at least one Year of Service."

     IN WITNESS WHEREOF, this Amendment 2000-1 is hereby adopted this day of June, 2000.




                                   BECKMAN COULTER, INC.



                                   by  FIDENCIO M. MARES
                                       -----------------
                                       Fidencio M. Mares
                                       Vice President - Human Resources